UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 EXPLANATORY NOTE

As previously disclosed on a Current Report on Form 8-K filed on February 10, 2021 with the U.S. Securities and Exchange Commission (the “Original Form 8-K”) by Silo Pharma, Inc. (the “Company”), on February 9, 2021, the Company entered into securities purchase agreements with certain investors for the sale of the Company’s Series C Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock. This Current Report on Form 8-K/A (this “Amendment”) is being filed to disclose that the closing of the offering occurred on February 12, 2021, and to amend, in its entirety, the Original Form 8-K to correct clerical errors in the Original Form 8-K.

Item 1.01.  Entry into a Material Definitive Agreement.

Series C Convertible Preferred Stock Financing

On February 9, 2021 (the “Effectiveness Date”), the Company entered into securities purchase agreements (collectively, the “Purchase Agreements”) with certain institutional and accredited investors (collectively, the “Investors”) for the sale of an aggregate of 4,276 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”), and warrants (the “Warrants”) to purchase up to 14,253,323 shares (the “Warrant Shares”) of the Company’s common stock for gross proceeds of approximately $4,276,000, before deducting placement agent and other offering expenses. The offering closed on February 12, 2021.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.30 per share. If, after a period of 180 days after the date of issuance of the Warrants, a registration statement covering the resale of the Warrant Shares is not effective, the holders may exercise the Warrants by means of a cashless exercise.

The conversion price of the Series C Convertible Preferred Stock and the exercise price of the Warrants are subject to anti-dilution adjustment for stock splits, stock dividends, recapitalizations and the like.

The Series C Convertible Preferred Stock and the Warrants each contain a beneficial ownership limitation that restricts each of the Investor’s ability to exercise the Warrants and convert the Series C Convertible Preferred Stock such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% (or, at the election of the Investor, 9.99%) of the Company’s then issued and outstanding shares of common stock.

The Purchase Agreement also provides that until the 18 month anniversary of the Effectiveness Date, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor will have the right to participate in such subsequent financing up to an amount equal to the Investor’s proportionate share of the subsequent financing based on such Investor’s participation in this offering on the same terms, conditions and price provided for in the subsequent financing up to an amount equal to 50% of the subsequent financing. In addition, pursuant to the Purchase Agreement, the Company has agreed that neither it nor its subsidiaries will enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents of file any registration statement other than as contemplated pursuant to the Registration Rights Agreement (as defined herein) for a period of 90 days from the Effectiveness Date. Furthermore, subject to certain exceptions, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement).

In connection with the offering, the Company entered into separate Registration Rights Agreements with the Investors pursuant to which the Company agreed to undertake to file a registration statement (the “Registration Statement”) to register the resale of the Registrable Securities (as defined therein) within ten calendar days following the Effectiveness Date. The Company shall use its best efforts to cause the Registration Statement covering the Registrable Securities to be declared effective no later than the 60th calendar day following the Effectiveness Date, or in the event of a full review by the Securities and Exchange Commission, the 90th calendar day following the Effectiveness Date, and to maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. If the Company fails to file the Registration Statement or have it declared effective by the dates set forth above, amongst other things, the Company will be obligated to pay the Investors damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

In addition, pursuant to the terms of the offering, the Company agreed to issue Bradley Woods & Co, Ltd. and Katalyst Securities LLC warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 2,850,664 shares (the “Placement Agent Warrant Shares” and together with the Placement Agent Warrants, the “Placement Agent Securities”) of common stock, or 10% of the shares of common stock issuable upon conversion of the Series C Preferred Stock (the “Conversion Shares” and together with the Series C Preferred Stock, the Warrants and the Warrant Shares, the “Securities”) and Warrant Shares sold in the offering. The Placement Agent Warrants are exercisable for a period of five years from the closing date of the offering at an exercise price of $0.35 per share, subject to adjustment.

The net proceeds of the offering are expected to be used for working capital purposes and to further execute on the Company’s existing business.

In conjunction with the Purchase Agreement, all officers and directors of the Company have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they have agreed to not sell their shares of common stock or common stock equivalents in the Company until 90 days after the effective date of the Registration Statement.

The foregoing descriptions of the Purchase Agreement, the Warrant, the Registration Rights Agreement, the Lock-Up Agreement and the Placement Agent Warrant are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Amendment and are incorporated by reference herein.

Item 3.02.  Unregistered Sale of Equity Securities.

The disclosure under item 1.01 above is incorporated herein by reference. The Securities and Placement Agent Securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act of 1933, as amended, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2021, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 4,280 shares of preferred stock as Series C Convertible Preferred Stock. The following is only a summary of the Certificate of Designations and is qualified in its entirety by reference to the full text of the Certificate of Designations which is filed as Exhibit 3.1 to this Amendment and is incorporated by reference herein.

Designation. The Company has designated 4,280 shares of preferred stock as Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock has a par value of $0.0001 per share and a stated value of $1,000 (the “Stated Value”).

Dividends: Holders of Series C Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Preferred Stock.

Liquidation: Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive the same amount that a holder of common stock would receive if the Series C Convertible Preferred Stock were fully converted (disregarding any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights. Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Series C Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Convertible Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Conversion. Each share of Series C Convertible Preferred Stock is convertible, at any time and from time to time after the issuance date, at the option of the holder, into such number of shares of common stock determined by dividing the Stated Value by the Conversion Price. “Conversion Price” means $0.30, subject to adjustment.

Exercisability. A holder of Series C Convertible Preferred Stock may not convert any portion of the Series C Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of common stock after conversion, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Item 8.01. Other Events.

On February 10, 2021, the Company issued a press release announcing the offering. A copy of the press release is attached to this Amendment as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.1	Form of Securities Purchase Agreement, dated as of February 9, 2021, between Silo Pharma, Inc. and the signatories thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.2	Form of Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.3	Form of Registration Rights Agreement, dated as of February 9, 2021, between Silo Pharma, Inc. and the signatories thereto (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.4	Form of Lock-Up Agreement, dated as of February 9, 2021 (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 10, 2021)
10.5	Form of Placement Agent Warrant
99.1	Press release, dated February 10, 2021 (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 10, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: February 12, 2021	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer